EXHIBIT 4.04




                                                                  EXECUTION COPY



                             STOCK RIGHTS AGREEMENT


                                  BY AND AMONG

                                 INTERLAND, INC.

                                  BRYAN HEITMAN

                                       AND

                                 GABRIEL MURPHY

                          DATED AS OF FEBRUARY 8, 2002



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                             STOCK RIGHTS AGREEMENT


     THIS STOCK RIGHTS AGREEMENT ("Agreement") is entered into as of February 8, 2002, by and among Interland, Inc., a Minnesota corporation (the "Company"), and Bryan Heitman and Gabriel Murphy, both natural persons (together, "the Shareholders").

                                   WITNESSETH:

     WHEREAS, the Company, Communitech.Net, Inc., a Missouri corporation, and the Shareholders are parties to an Agreement and Plan of Merger (the "Merger Agreement") executed contemporaneously herewith, pursuant to which the Shareholders will receive shares of the Company's Common Stock;

     WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement; and

     WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.   Certain Definitions.

     As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     "Adverse Disclosure" means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Company based upon the advice of counsel to the Company (i) would be required to be made in any Registration Statement so that such Registration Statement (and the prospectus contained therein) would not be materially misleading, (ii) would not be required to be made at such time by applicable securities laws but for the filing of such Registration Statement and
(iii) would have a Material Adverse Effect on the Company or on the Company's ability to effect a material proposed acquisition, disposition, financing or similar transaction on a timely basis.

     "Common Stock" means the Common Stock, par value $.01 per share of the Company.

     "Exchange Act" means the Securities Exchange Act of 1933, as amended, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     "Holder" or "Holders" (whether capitalized or not) means the Shareholders and any Person who shall hereafter acquire and hold Registrable Securities.

     "Registrable Securities" means the Common Stock issued to the Shareholders pursuant to the Merger Agreement and any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer,

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recapitalization  or  reclassification  or similar  transaction  involving  such
Common Stock or exercise or conversion of any of the foregoing; provided, however, that any of the foregoing securities shall cease to be 'Registrable Securities' to the extent (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been in fact disposed of pursuant to such Registration Statement (in accordance with Section 3), or (ii) they have been or may be distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (in accordance with Section 3).

     "Registration Statement" (whether capitalized or not) means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all material incorporated by reference in such registration statement.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     "Shelf  Registration"  means a  registration  effected in  accordance  with
Section 2.1.

     "Shelf Registration Statement" means a Registration Statement of the Company filed with the SEC on Form S-3 if available, or on Form S-1, if Form S-3 proves not to be available (or any successor form or other appropriate form under the Securities Act) for any offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

2.   Registration Rights.

     2.1 Shelf Registration.

          (a) Filing. Within five (5) business days after the Effective Time, the Company will contact the SEC in writing to determine whether Form S-3 is available. Subject to Section 2.1(c), the Company shall file with the SEC as soon as practicable (but in any event within (i) ten (10) business days after the Company is informed by the SEC that Form S-3 is available, or (ii) twenty
(20) business days after the Company is informed by the SEC that Form S-3 is unavailable), a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Shareholders thereof from time to time in accordance with the methods of distribution elected by such Shareholders, and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as possible thereafter.

          (b) Continued Effectiveness. Subject to Section 2.1(c), the Company shall use its best commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming a part thereof to be usable by the Shareholders for a period of two (2) years after the effective date of the Shelf Registration Statement unless extended pursuant to Section 2.1(c)(4). Unless permitted under Section 2.1(c), the Company shall not be deemed to have used its best commercially reasonable efforts to keep the Shelf Registration Statement effective if the Company


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voluntarily takes any action within its reasonable  control or voluntarily omits to take any action within its reasonable control that would result in the inability of any holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during the term of this Agreement, unless such action or omission is required by applicable law.

          (c) Suspension of Registration.

               (1) Notwithstanding the foregoing, but subject to Section 2.1(c)(3), the Company may delay filing the Shelf Registration Statement otherwise required to be filed pursuant to this Agreement, and may withhold efforts to cause such registration statement covering Registrable Securities to become effective, if Company determines in good faith that such registration statement would require the Company to make an Adverse Disclosure. The Company shall give prompt written notice thereof, including its reasons therefor (on a confidential basis), to the Shareholders. The Company agrees that it shall use its best efforts to cause the Shelf Registration Statement to be filed and become effective as promptly as practicable after it determines in good faith that it could do so without making an Adverse Disclosure.

               (2) After the Shelf Registration Statement becomes effective, but subject to Section 2.1(c)(3), Company may notify the holders of Registrable Securities covered by such registration statement that the Company considers it appropriate for such registration statement to be amended or supplemented because the continuing effectiveness of the registration statement would result in an Adverse Disclosure. Upon receipt of such notice, the holders of such Registrable Securities shall suspend any further sales of their Registrable Securities until Company advises them in writing that the registration statement has been appropriately amended or supplemented. Company agrees that it will use its best efforts to amend or supplement the Shelf Registration Statement, as required to permit sales of the Registrable Securities covered thereby, to resume as promptly as practicable after it determines in good faith that it could do so without making an Adverse Disclosure.

               (3) The Company  shall not delay or withhold  registration  under
Section 2.1(c)(1) or suspend registration under Section 2.1(c)(2) more than four
(4) times per year (with the first year commencing on the Effective Time and ending on the one-year anniversary thereof) for a period exceeding thirty (30) days on any one occasion.

               (4) The two-year time period referred to Section 2.1(b) during which the registration statement must be kept current after its effective date shall be extended for an additional number of Business Days equal to the number of Business Days during which the rights to sell shares was delayed or suspended pursuant to Section 2.1(c)(1) or 2.1(c)(2). The Company represents and warrants to the Shareholders that as of the date hereof, to the best of its knowledge, after due inquiry, there are not any specific current or anticipated circumstance contemplated that would reasonably be expected to cause the Company to exercise its rights under this Section 2.1(c).

          (d) No Reference to Holders in Registration Statement. In any registration statement covering Registrable Securities, the Company shall not refer to any Holder by name or otherwise unless in the judgment of Company, as


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advised by counsel,  such  reference  is required by the  Securities  Act or any similar federal statute or any state blue sky or securities law then in force, in which case then such Holder shall have the right to require the insertion therein of language, in form and substance satisfactory to Company (such satisfaction not to be withheld unreasonably), to the effect that such Holder's holding of Shares is not to be construed as a recommendation by such Holder of the investment quality of the Registrable Securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of Company.

     2.2 Obligations of the Company. The Company shall, as expeditiously as reasonably possible:

          (a) Permit the Holders, at their expense, to participate through counsel reasonably acceptable to the Company in the preparation of such registration statement and, if specifically requested by such counsel, in discussions between the Company and the SEC or its staff with respect to such registration statement, and to include in such registration statement customary material, furnished to the Company in writing, that such counsel reasonably deems necessary to include in order to avoid potential liability for the Holders.

          (b) Notify the Holders promptly after it has received notice of the time when such registration statement has become effective or any supplement to any prospectus forming a part of such registration statement has been filed.

          (c) Notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or of additional information.

          (d) Prepare and file with the SEC, and promptly notify the Holders of the filing of, such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (e) Prepare and file with the SEC promptly upon the request of any such Holders, and at their expense any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of special counsel for such Holders, which is not contrary to the advice of counsel to the Company is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders.

          (f) Not file any amendment or supplement to the registration statement or prospectus to which any Holders shall reasonably object (it being understood that Holders may not reasonably object to information about the Company and its prospects, but only as to information which relates to the Holders) after having been furnished a copy a reasonable time prior to the filing thereof.

          (g) Advise each Holder promptly after it has received notice or obtained knowledge thereof of the issuance of any stop order by the SEC
suspending  the  effectiveness  of  any  such  registration   statement  or  the


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initiation or  threatening  of any  proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          (h) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably and timely request in order to facilitate the disposition of Registrable Securities owned by them.

          (i) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process, or to become subject to tax liability in any such states or jurisdictions, or to agree to any restrictions as to the conduct of its business in the ordinary course thereof.

          (j) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (k) Prepare and promptly file with the SEC, and promptly notify such Holders or their special counsel of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event has occurred as the result of which any such prospectus must be amended in order that it does not make any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (l) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectus as may be necessary to permit compliance with the requirements of the Act.

          (m) The Company will cause all such Registrable Securities covered by such registration statement to be listed on the Nasdaq Stock Market as promptly as practicable after the effectiveness of the Shelf Registration Statement.

     2.3 Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each of the selling Holders shall:

          (a) Subject to Section 2.1(e), furnish to the Company such information regarding themselves, the Registrable Securities held by them, the intended method of sale or other disposition of such securities, the identity of and


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compensation  to  be  paid  to  any  underwriters  proposed  to be  employed  in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Registrable Securities.

          (b) Notify the Company, at any time when a prospectus relating to Registrable Securities covered by a registration statement is required to be delivered under the Act, of the happening of any event with respect to such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (c) Observe reasonable restrictions placed on them by the Company based on their positions as employees; provided, however, that such restrictions shall be no more onerous than those placed on other similarly situated employees of the Company.

     2.4 Registration Expenses. The Company shall bear and pay all expenses incurred in connection with registrations, filings, or qualifications pursuant to this Agreement (other than any fees and costs of the Holders' legal counsel or other advisors), including (without limitation) all registration, filing, and qualification fees, Blue Sky fees and expenses, printers' and accounting fees, costs of listing on Nasdaq, costs of furnishing such copies of each preliminary prospectus, final prospectus, and amendments thereto as each Holder may reasonably request, and fees and disbursements of counsel for the Company.

     2.5 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any holder to sell any Registrable Securities pursuant to any effective registration statement or otherwise.

     2.6  Indemnification  and  Contribution.   In  the  event  any  Registrable
Securities are included in a registration statement under this Agreement:

          (a) The Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) and expenses (including reasonable fees of counsel and any amounts paid in settlement) to which such person or persons may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, underwriter, or controlling person for any legal or other expenses reasonably incurred by such person or persons in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts


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paid in  settlement  of any such  loss,  claim,  damage,  liability,  action  or expenses if such settlement is effected without the consent of the Company (such consent not to be unreasonably withheld), nor shall the Company be liable in any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (i) a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter, or controlling person, or
(ii) the failure of a Holder, underwriter, or controlling person to deliver a copy of the registration statement or the prospectus, or any amendments or supplements thereto, after the Company has furnished such person with a sufficient number of copies of the same. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

          (b) Each Holder will severally, not jointly, indemnify and hold harmless the Company, each of its officers and directors, and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act, any underwriter, and any other Holder selling securities in such registration statement or any person who controls such other Holder, against any losses, claims, damages, or liabilities and expenses (including reasonable fees of counsel and any amounts paid in settlement) to which the Company or any such officer, director, controlling person, or underwriter or controlling person or other Holder may become subject, under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer, director, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder (such consent not to be unreasonably withheld). Notwithstanding anything to the contrary herein contained, a Holder's indemnity obligation, in such person's capacity as a Holder, shall be limited to the net proceeds received by the Holders from the offering out of which the indemnity obligation arises. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

          (c) Promptly after receipt by an indemnified  party under this Section
2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver


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written  notice to the  indemnifying  party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

          (d) In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly noticed, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
(i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by the Major holder of the registration in respect of which such indemnification is sought), and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) To the extent the indemnification from the indemnifying party provided for in this Section 2.6 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and indemnified party on the other hand in connection with the statements, omissions, or actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid


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or payable by a party as a result of the losses, claims,  damages,  liabilities, and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.6(c), any legal and other fees and expenses
reasonably   incurred  by  such   indemnified   party  in  connection  with  any
investigation or proceedings. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.6(e). Notwithstanding the provisions of this Section 2.6(e), no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Holders were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. To the extent indemnification is available under this Section 2.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.6(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 2.6(e).

          (f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

          (g) The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (h) If Holders, underwriters, and Company enter into a separate underwriting agreement, that document shall supersede this Section 2.6 for the period from and after the effective date of such agreement.

     2.7 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Form S-3 and Rule 144 promulgated under the Act, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (c) furnish to any Holder, as long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act, and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the

Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

3.   Lock-up Agreement.

          (a) Except as provided in Section 3(b), 3(c) or 3(d), each Stockholder agrees that, without the prior written consent of the Company, he will not, directly or indirectly, (i) sell, contract or offer to sell, sell short, pledge or post as collateral (except in favor of the Company), transfer or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Registrable Securities; or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risk of ownership of any Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities, in cash, or otherwise; provided, however that the Stockholder may transfer all or part of his Registrable Securities (x) to a trust for the benefit of himself, his spouse, or other members of his family so long as the sole trustee of the trust, who possess the sole right to vote the Registrable Securities transferred to the trust, is the Stockholder, (y) pursuant to an involuntary transfer of Registrable Securities including but not limited to a property division in conjunction with a divorce proceeding, or a sale upon execution or in foreclosure of any pledge, hypothecation or Lien or by acquisition of an interest therein by a trustee in bankruptcy or a receiver or a debtor's estate or (z) upon the Stockholder's death, pursuant to his will or trust or via the laws of descent and distribution; provided further that the restrictions in this Section shall cease and be of no further force or effect in the event of: (1) a Change in Control, as defined in Appendix A, (2) bankruptcy of or receivership over the Company or its material subsidiaries or its or their assets; or (3) any de-listing of the Common Stock from the Nasdaq National Stock Market or any de-registration of the Company under the Exchange Act.

          (b) The Company acknowledges that contemporaneously herewith, Messrs. Heitman and Murphy have executed and delivered that certain Put Option Agreement whereby Mr. Heitman shall have the option to cause Mr. Murphy to purchase certain shares of Common Stock that Mr. Heitman received pursuant to the Merger Agreement. Any exercise, in whole or in part, from time of time, of the Put Option Agreement in accordance with its terms, shall not be subject to the restrictions contained in Section 3(a) but any shares of Common Stock purchased by Mr. Murphy from time to time pursuant to the Put Option Agreement shall remain subject to this Section 3 after such purchase and any shares of Common Stock held by Mr. Heitman after one or more such purchases shall remain subject to this Section 3 unless subsequently sold to Mr. Murphy under the Put Option Agreement in accordance with its terms.

          (c) The Company acknowledges that contemporaneously herewith, the Company and Mr. Murphy have executed and delivered that certain Stock Pledge Agreement to secure Mr. Murphy's obligations under those certain Promissory Notes executed in favor of the Company. Any foreclosure, in whole or in part, from time of time, by the Company of the Registrable Securities pledged thereunder shall not be subject to the restrictions contained in Section 3(a).

          (d) On the first month anniversary of the Effective Time, and on each monthly anniversary thereafter for the next 22 months, there shall be released from the restrictions of Section 3(a), automatically and without any action on the part of any party hereto, an amount of Common Stock equal to 4.166% of the Common Stock issued to such Stockholder pursuant to the Merger Agreement as of the Effective Time, and on the twenty-fourth anniversary thereafter, all Common Stock not previously released hereunder shall be released; provided that in the event the employment of such Shareholder with the Company ceases for any or no reason (including, without limitation, voluntarily or involuntarily, with or without cause or by resignation, death, disability or otherwise) then the applicable per month percentage for releasing the restrictions of Section 3(a) shall be 8.332% instead of 4.166%. All Common Stock released from the restrictions of Section 3(a) shall be released for all time and all purposes, notwithstanding any previous or subsequent circumstance, event, sale, transfer or disposition including without limitation the exercise of the Put Option Agreement. Mr. Murphy covenants and agrees to use 50% of the proceeds (net of reasonable provisions for federal, state and local taxes and of brokers' fees) of the sale of his Registrable Securities to reduce his obligations under the Promissory Notes (described in Section 3(c)).

          (e) Prior to the Effective Time, the Shareholders shall transfer to the current landlord of CTN's main office an aggregate amount of 2% of the Registrable Securities. Such transfer shall not be subject to the restrictions contained in Section 3(a) nor shall they reduce the amount of Registrable Securities which can be transferred pursuant to Section 3(d). As a condition to the transfer, such landlord shall execute and deliver to the Company and the Shareholders an agreement substantially similar to this Agreement whereby such landlord shall be entitled to the benefits and subject to the burdens of this Agreement.

4.   Remedies.

          (a) The Company agrees that time is of the essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to sell their Registrable Securities as quickly as possible.

          (b) The parties hereto acknowledge and agree that the breach of any part of this Agreement may cause irreparable harm and that monetary damages alone may be inadequate. The parties hereto therefore agree that any party shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide, without the posting of any bond. Nothing contained herein, however, will be construed to limit any party's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

5.   Miscellaneous.

          (a) Equitable Adjustments. The provisions of this Agreement including without limitation the purchase price under Section 2.1(d) and the restriction release in Section 3(d) shall be equitably and appropriately adjusted to take into account any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction involving the Registrable Securities or the Common Stock or exercise or conversion of any of the foregoing.

          (b) Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

          (c) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of incorporation of the Company (currently Minnesota but Delaware upon any subsequent re-incorporation of the Company), notwithstanding any other conflict-of-law provisions to the contrary.

          (d) Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that any subsequent Holders of Registrable Securities shall receive such assigned rights subject to all of the terms and conditions of this Agreement.

          (e) Entire Agreement. This Agreement, the Merger Agreement and the Escrow Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

          (f) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          (g) Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

          (h) Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          (i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as of it were an executed counterpart of this Agreement.

          (j) Provisions Separable. The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (k) Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  If to Interland, Inc.:

                  Interland, Inc.
                  303 Peachtree Center Avenue
                  Suite 500
                  Atlanta , GA  30303
                  Telephone No.:  (404) 260-2477
                  Facsimile:  (404) 720-3728
                  Attention: Chief Executive Officer
                  with a copy to General Counsel

                  If to Bryan Heitman:

                  Mr. Bryan Heitman
                  6338 N. Camden Ave., Apt. I
                  Kansas City, MO  64151
                  Telephone No.:  (816) 871-1372

                  with a copy to:

                  Kutak Rock LLP
                  444 West 47th Street, Suite 200
                  Kansas City, Missouri  64112
                  Telephone No.:  (816) 960-0090
                  Facsimile:  (816) 960-0041
                  Attention:  P. Mitchell Woolery

                  If to Gabriel Murphy:

                  Mr. Gabriel Murphy
                  9228 N. Harrison
                  Kansas City, MO  64155
                  Telephone No.:  (816) 300-4678

                  with a copy to:

                  Kutak Rock LLP
                  444 West 47th Street, Suite 200
                  Kansas City, Missouri  64112
                  Telephone No.:  (816) 960-0090
                  Facsimile:  (816) 960-0041
                  Attention:  P. Mitchell Woolery

          All such notices, requests, consent and other communications shall be deemed to have been given when received.

          (l) Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Stock Rights Agreement as of the date set forth above.


                                 INTERLAND, INC.



                                 By:  /s/ Joel Kocher
                                    --------------------------------------------
                                 Name:    Joel Kocher
                                    --------------------------------------------
                                 Title:   Chief Executive Officer
                                    --------------------------------------------


                                 /s/ Bryan Heitman
                                 --------------------------------------------
                                 Bryan Heitman
                                 No. of shares of Common Stock
                                   as of Effective Time:  2,150,000

                                 /s/ Gabriel Murphy
                                 --------------------------------------------
                                 Gabriel Murphy
                                 No. of shares of Common Stock
                                    as of Effective Time:  3,225,000














                   [Signature Page to Stock Rights Agreement]

                                   APPENDIX A

                          CHANGE IN CONTROL DEFINITION


     "ACQUIRING CORPORATION" shall mean an entity which as a result of a Business Combination owns the Company or substantially all of the Company's assets directly or through one or more subsidiaries).

     "BENEFICIAL OWNER" with respect to a Person, means securities of which that Person is a beneficial owner as defined in Rule 13d-3 promulgated under the Exchange Act.

     "BUSINESS COMBINATION" means a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company.

     "CHANGE IN CONTROL" means:

     (i) a change in the beneficial ownership of the Company's voting stock (arising other than by means of a tender offer) such that any Person becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing a Control Share. A "Change in Control" shall not include ownership by any Person, who (A) as of the date hereof (February 8, 2002) is the Beneficial Owner of securities representing a Control Share or (B) is an employee benefit plan (or related trust) sponsored or maintained by the Company or any 90% or more owned Subsidiary of the Company;

     (ii) holders of voting  securities of the Company approve the  consummation
of  a  Business  Combination,   unless,   immediately  following  such  Business
Combination, each of the following two conditions is satisfied:

     (A) all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock and voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly, more than 50% of both the then-outstanding shares of Common Stock (or common stock equivalents) and the combined voting power of the then-outstanding securities entitled to vote generally, including in the election of directors, respectively, of the Acquiring Corporation in substantially the same proportions immediately prior to such Business Combination;

     (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, securities representing a Control Share of the Acquiring Corporation (except to the extent that such level of ownership in the Company existed prior to the Business Combination);

     (iii) such time as the Continuing Directors do not constitute a majority of the Board of Directors of the Company (the "Board") (or, if applicable, the Board of Directors of an Acquiring Corporation);

     (iv) the holders of the voting securities of the Company approve a complete liquidation of the Company; or

     (v) a tender offer (for which any required SEC filing under Section 14(d) of the Exchange Act of 1934 has been made) is made for the Common Stock or other voting securities of the Company. In the case of a tender offer described in this paragraph (v), a "Change in Control" will be deemed to have occurred upon the first to occur of:

     (A) any time during the offer when the Person making the offer either owns or has accepted for payment securities of the Company representing a Control Share;

     (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the Person making the offer would own, by the terms of the offer plus any shares owned by this Person, securities of the Company representing a Control Share when the offer terminates.

     "CONTINUING  DIRECTOR" means at any date a member of the Board of Directors
(i) who was a member of the Board on the date hereof (February 8, 2002) or (ii) who was nominated or elected in a formal resolution adopted by at least a majority of the directors who were Continuing Directors at the time of such nomination or election provided, however, that there shall be excluded from the definition of Continuing Director any individual whose assumption of the office occurred as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

     "CONTROL SHARE" with regard to securities of the Company or an Acquiring Corporation, means ownership of either (x) 50 percent or more of the total voting power of the then outstanding securities, or (y) 50 percent or more of the outstanding Common Stock. Percentage ownership shall be computed in accordance with Rule 13d-3 promulgated under the Exchange Act.

     "PERSON" shall mean an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

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